EXHIBIT 10.1
MARTHA STEWART LIVING OMNIMEDIA, INC.
OMNIBUS STOCK AND OPTION COMPENSATION PLAN
PERFORMANCE-BASED
RESTRICTED STOCK UNIT AGREEMENT
     This Performance-Based Restricted Stock Unit Agreement (the “Agreement”) is made and entered into as of                                         , 200___by and between Martha Stewart Living Omnimedia, Inc., a Delaware corporation (the “Company”), and                                                              pursuant to the Martha Stewart Living Omnimedia, Inc. Omnibus Stock and Option Compensation Plan (the “Plan”). To the extent any capitalized terms used in this Agreement are not defined, they shall have the meaning ascribed to them in the Plan, which is attached to, and made a part of, this Agreement. In the event of a conflict between the terms and provisions of the Plan and the terms and provisions of this Agreement, the Plan terms and provisions shall prevail.
     In consideration of the mutual agreements herein contained and intending to be legally bound hereby, the parties agree as follows:
     1. Performance-Based Restricted Stock Units. Pursuant to the Plan, the Company hereby grants to you, and you hereby accept from the Company, [NUMBER] performance- based stock units, each of which is a bookkeeping entry representing the equivalent in value of one (1) Share (the “PRSUs”), on the terms and conditions set forth herein and in the Plan.
     2. Vesting of Performance-Based Restricted Stock Units. So long as your Service continues, the PRSUs shall vest on            (the “Vesting Date”). Except as described in Section 3, all PRSUs subject to this Agreement that have not vested shall be forfeited upon termination of your Service. Upon the Vesting Date, the Company’s cumulative earnings before interest, taxes, depreciation and amortization (“EBITDA”) for the period            to            (the “Performance Period”) shall be measured (“Cumulative EBITDA”). There shall be no vesting or payout of any PRSUs if the Cumulative EBITDA for the Performance Period is below           . Cumulative EBITDA of            for the Performance Period shall result in a      % vesting and payout of the PRSUs (or such greater percentage as may be obtained by linear interpolation for amounts greater than           , but

less than           ); [Cumulative EBITDA of            for the Performance Period shall result in a            vesting and payout of the PRSUs (or such greater percentage as may be obtained by linear interpolation for amounts greater than            million, but less than            million);] Cumulative EBITDA of            or greater for the Performance Period shall result in a 100% vesting and payout of the PRSUs. Payments, if any, shall be made as soon as practicable following the Vesting Date after the Compensation Committee of the Company’s Board of Directors certifies the Cumulative EBITDA achieved, but in any event no later than            (the “Payment Date”). Payments, if any, shall be rounded down to the nearest whole Share.
     3. Termination of Service; Change in Control.
     (a) Except as described in this Section 3, in the event of the termination of your Service for any reason prior to the Vesting Date, all unvested PRSUs shall be immediately forfeited without consideration. However, if your Service is terminated by the Company without Cause or if you terminate your Service for Good Reason, in each case, prior to the Vesting Date, your PRSUs shall vest, if at all, as set forth in Section 2, on the Vesting Date based on the date your Service terminates as follows:

Termination Date	Vesting Percentage
Prior to	—%
Between and	—%
Between and	—%
Between and	—%
and thereafter	100%
All other outstanding PRSUs shall automatically be cancelled upon such termination. Your vested PRSUs, if any, shall be payable on the Payment Date based on the same formula, subject to the percentages set forth in this Section 3, applied to active employees described in Section 2. For this purpose, “Good Reason” and “Cause” shall have the meaning set forth in your employment agreement with the Company, or if not set forth therein, in the Company severance plan applicable to you. If “Cause” is not defined in such agreement or plan, it shall have the meaning set forth in the Plan.

          (b) [In the event a Change in Control is consummated, provided your Service has not terminated, all of your PRSUs shall immediately vest upon the date the Change in Control is consummated and shall be payable at 100%. To the extent the Change in Control also is a change in ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company as defined in Code Section 409A(a)(2)(A)(v) and the related regulations (a “409A Change in Control Event’), such vested PRSUs will become payable on the date such Change in Control is consummated. To the extent the Change in Control is not a 409A Change in Control Event, payment shall instead be made upon the Payment Date. For this purpose, “Change in Control” shall have the meaning set forth in your employment agreement with the Company, or if not set forth therein, in the Company severance plan applicable to you. If “Change in Control” is not defined in such agreement or plan, it shall have the meaning set forth in the Plan.] OR [Section 11(b) of the Plan (relating to the acceleration of Awards upon a Change in Control) shall not apply to your PRSUs. In addition, any Change in Control acceleration provisions contained in your employment agreement or any Company severance plan applicable to you shall not apply to your PRSUs.]
     4. Settlement of Performance-Based Restricted Stock Units. PRSUs shall be automatically settled in Shares upon vesting of such PRSUs, provided that the Company shall have no obligation to issue Shares pursuant to this Agreement unless and until you have satisfied any applicable tax obligations pursuant to Section 5 below and such issuance otherwise complies with all applicable law. Prior to the time the PRSUs are settled upon vesting, you shall have no rights other than those of a general creditor of the Company. PRSUs represent an unfunded and unsecured obligation of the Company.
     5. Withholding Taxes. You agree to make arrangements satisfactory to the Company for the satisfaction of any applicable tax obligations that arise in connection with the PRSUs which, at the sole discretion of the Committee, may include (i) having the Company withhold Shares from the settlement of the PRSUs, or (ii) any other arrangement approved by the Company, in either case, equal in value to the amount necessary to satisfy any such tax obligations. The Company shall not be required to issue Shares pursuant to this Agreement unless and until such obligations are satisfied.

     6. Tax Advice. You represent, warrant and acknowledge that the Company has made no warranties or representations to you with respect to the income tax consequences of the transactions contemplated by this Agreement, and you are in no manner relying on the Company or the Company’s representatives for an assessment of such tax consequences. YOU UNDERSTAND THAT THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. YOU SHOULD CONSULT YOUR OWN TAX ADVISOR REGARDING ANY PRSUS. NOTHING STATED HEREIN IS INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, FOR THE PURPOSE OF AVOIDING TAXPAYER PENALTIES.
     7. Non-Transferability of Performance-Based Restricted Stock Units. The PRSUs shall not be transferable other than by will or the laws of descent and distribution, and in any event subject to all vesting terms and conditions contained in this Agreement. The designation of a beneficiary or entry into a will or similar arrangement does not constitute a transfer. The terms of this Agreement shall be binding upon your executors, administrators, heirs, successors and assigns.
     8. Restriction on Transfer. Regardless of whether the transfer or issuance of the Shares to be issued pursuant to the PRSUs have been registered under the Securities Act or have been registered or qualified under the securities laws of any state, the Company may impose additional restrictions upon the sale, pledge, or other transfer of the Shares (including the placement of appropriate legends on stock certificates, if any, and the issuance of stop-transfer instructions to the Company’s transfer agent) if, in the judgment of the Company and the Company’s counsel, such restrictions are necessary in order to achieve compliance with the provisions of the Securities Act, the securities laws of any state, or any other law.
     9. Stock Certificate Restrictive Legends. Stock certificates evidencing the Shares issued pursuant to the PRSUs, if any, may bear such restrictive legends as the Company and the Company’s counsel deem necessary under applicable law or pursuant to this Agreement.
     10. Representations, Warranties, Covenants, and Acknowledgments. You hereby agree that in the event the Company and the Company’s counsel deem it necessary or advisable in the exercise of their discretion, the transfer or issuance of the Shares issued pursuant to the

PRSUs may be conditioned upon you making certain representations, warranties, and acknowledgments relating to compliance with applicable securities laws.
     11. Voting and Other Rights. Subject to the terms of this Agreement, you shall not have any voting rights or any other rights and privileges of a stockholder of the Company unless and until the PRSUs are settled upon vesting.
     12. Authorization to Release Necessary Personal Information. You hereby authorize and direct your employer to collect, use and transfer in electronic or other form, any personal information (the “Data”) regarding your employment, the nature and amount of your compensation and the facts and conditions of your participation in the Plan (including, but not limited to, your name, home address, telephone number, date of birth, social security number (or any other social or national identification number), salary, nationality, job title, number of shares held and the details of all Awards or any other entitlement to shares awarded, cancelled, exercised, vested, unvested or outstanding) for the purpose of implementing, administering and managing your participation in the Plan. You understand that the Data may be transferred to the Company or any of its Parent, Subsidiaries, or Affiliates, or to any third parties assisting in the implementation, administration and management of the Plan, including any requisite transfer to a broker or other third party assisting with the administration of this PRSU under the Plan or with whom shares acquired pursuant to this PRSU or cash from the sale of such shares may be deposited. You acknowledge that recipients of the Data may be located in different countries, and those countries may have data privacy laws and protections different from those in the country of your residence. Furthermore, you acknowledge and understand that the transfer of the Data to the Company or any of its Parent, Subsidiaries, or Affiliates, or to any third parties is necessary for your participation in the Plan. You may at any time withdraw the consents herein by contacting your local human resources representative in writing. You further acknowledge that withdrawal of consent may affect your ability to realize benefits from this PRSU, and your ability to participate in the Plan.
     13. No Entitlement or Claims for Compensation.

          (a) Your rights, if any, in respect of or in connection with this PRSU or any other Award is derived solely from the discretionary decision of the Company to permit you to participate in the Plan and to benefit from a discretionary Award. By accepting this PRSU, you expressly acknowledge that there is no obligation on the part of the Company to continue the Plan and/or grant any additional Awards to you. This PRSU is not intended to be compensation of a continuing or recurring nature, or part of your normal or expected compensation, and in no way represents any portion of a your salary, compensation, or other remuneration for purposes of pension benefits, severance, redundancy, resignation or any other purpose.
          (b) Neither the Plan nor this PRSU or any other Award granted under the Plan shall be deemed to give you a right to become or remain an Employee, Consultant or director of the Company, a Parent, a Subsidiary, or an Affiliate. The Company and its Parents and Subsidiaries and Affiliates reserve the right to terminate your Service at any time, with or without cause, and for any reason, subject to applicable laws, the Company’s Articles of Incorporation and Bylaws and a written employment agreement (if any), and you shall be deemed irrevocably to have waived any claim to damages or specific performance for breach of contract or dismissal, compensation for loss of office, tort or otherwise with respect to the Plan, this PRSU or any outstanding Award that is forfeited and/or is terminated by its terms or to any future Award.
     14. Notices. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient when delivered personally or sent by telegram or fax or forty-eight (48) hours after being deposited in the mail, as certified or registered mail, with postage prepaid, and addressed to the Company at its principal corporate offices and to you at the address maintained for you in the Company’s records.
     15. Entire Agreement; Enforcement of Rights. This Agreement, together with the Plan, sets forth the entire agreement and understanding of the parties relating to the subject matter herein and therein and merges all prior discussions between the parties and supersedes any provision to the contrary with respect to the subject matter set forth in your employment agreement, if any. Except as contemplated under the Plan, no modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing signed by the parties to this Agreement. The failure by either party to enforce any rights under this Agreement shall not be construed as a waiver of any rights of such party.
     16. Governing Law. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law.
     17. Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of this Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of this Agreement shall be enforceable in accordance with its terms.
     18. Successors and Assigns. The rights and benefits of this Agreement shall inure to the benefit of, and be enforceable by the Company’s successors and assigns. The rights and obligations of you under this Agreement may not be assigned without the prior written consent of the Company.
     19. Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to this PRSU under the Plan and participation in the Plan or future Awards that may be granted under the Plan by electronic means or to request your consent to participate in the Plan by electronic means. You hereby consent to receive such documents by electronic delivery and, if requested, to agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.
     20. Language. If you have received this Agreement or any other document related to the Plan translated into a language other than English and if the translated version is different than the English version, the English version will control.

     21. Acceptance of Agreement. You must expressly accept the terms and conditions of your PRSU as set forth in this Agreement by signing and returning this Agreement to the Company within 90 days after the Company sends this Agreement to you. If you do not accept your PRSU in the manner instructed by the Company, your PRSU will be subject to cancellation.
     22. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.
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(Signature Page Follows)

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on this                     day of                                          , 200____.

MARTHA STEWART LIVING OMNIMEDIA, INC.

By:

(Signature)

Name:

Title:

RECIPIENT:

By:

(Signature)

Address:

Telephone Number:

E-mail Address:

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